UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 24, 2015

ITERIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-08762	95-2588496
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Carnegie Avenue, Suite 100, Santa Ana, California  92705

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code:  (949) 270-9400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

Iteris, Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders on September 24, 2015.  The total number of shares of the Company’s common stock represented in person or by proxy at the meeting was 25,079,851 or 78.6% of the outstanding shares as of the record date for the meeting.  At the meeting, the Company’s stockholders (i) elected the six persons set forth below under “Proposal One: Election of Directors” to the Company’s Board of Directors, (ii) ratified the appointment of McGladrey LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2016 and (iii) approved the amendment of the Iteris, Inc. 2007 Omnibus Incentive Plan to increase the number of shares of common stock authorized for issuance under the plan by an additional 1,000,000 shares to 4,950,000 shares.  The detailed voting results on matters submitted to a vote of the stockholders at the meeting were as follows:

Proposal One:  Election of Directors

Nominee	For	Withheld	Broker Non-Votes
Richard Char	13,322,819	2,245,151	9,511,881
Kevin C. Daly, Ph.D.	13,955,905	1,612,065	9,511,881
Gregory A. Miner	12,327,504	3,240,466	9,511,881
Gerard M. Mooney	13,166,281	2,401,689	9,511,881
Thomas L. Thomas	13,323,307	2,244,663	9,511,881
Mikel H. Williams	13,167,081	2,400,889	9,511,881

Proposal Two:  Ratification of McGladrey LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2016

For	Against	Abstain	Broker Non-Votes
20,963,760	3,832,803	283,288	0

Proposal Three:  Approval of the amendment of the Iteris, Inc. 2007 Omnibus Incentive Plan to increase the number of shares of common stock authorized for issuance under the plan by an additional 1,000,000 shares to 4,950,000 shares

For	Against	Abstain	Broker Non-Votes
14,225,616	1,050,819	291,535	9,511,881

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 29, 2015

ITERIS, INC.,
a Delaware corporation

By:	/S/ ANDREW SCHMIDT
Andrew Schmidt
Chief Financial Officer